Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-177421, 333-152511, 333-65948, 333-65950, 333-79531 and 333-61771 on Form S-8 of North Valley Bancorp of our report dated March 13, 2012, relating to our audit of the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Sacramento, California
March 18, 2013